UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

BEASLEY BROADCAST GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200
Naples, Florida		34103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 239 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BBGI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On May 29, 2024, Beasley Broadcast Group, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) in Naples, Florida.

(b) At the Annual Meeting:

(1)
The stockholders voted to elect each of the eight nominees for director to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;
(2)
The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers; and
(3)
The stockholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

The voting results for each proposal are reported below.

Election of Directors

	For	Against	Abstain	Broker Non-votes
By Holders of Class A Common Stock
Michael J. Fiorile	5,903,257	477,523	7,379	2,801,265
Gordon H. Smith	5,912,179	468,601	7,379	2,801,265

By Holders of All Classes of Common Stock
Brian E. Beasley	172,239,983	772,722	2,885	2,801,264
Bruce G. Beasley	172,248,370	764,335	2,885	2,801,264
Caroline Beasley	172,530,928	481,806	2,855	2,801,265
Peter A. Bordes, Jr.	172,703,176	305,034	7,379	2,801,265
Leslie V. Godridge	172,799,664	208,547	7,379	2,801,264
Charles M. Warfield, Jr.	172,159,042	849,168	7,379	2,801,265

Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-votes
172,818,890	157,813	38,887	2,801,264

Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-votes
175,648,004	153,579	15,271	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date:	May 30, 2024	By:	/s/ Marie Tedesco
Marie Tedesco Chief Financial Officer